Exhibit 10.5

FORM OF EXECUTIVE AGREEMENT

     This EXECUTIVE AGREEMENT (the “Agreement”) is made and entered into as of the ___day of ___, 2004 (the “Effective Date”), by and between HUMAN GENOME SCIENCES, INC. (the “Company”), and ___(“Executive”).

     In consideration of the services provided by Executive and the covenants and agreements contained herein, and for other good and valuable consideration the sufficiency of which is acknowledged by the parties to this Agreement, the Company and Executive agree as follows:

     1. Severance Benefits. Notwithstanding anything in any existing agreement between the Company and Executive to the contrary, in the event that Executive’s employment with the Company is terminated (a) by the Company without Cause (as defined below), excluding for this purpose a termination due to death or total disability (as determined under the Company’s long-term disability plan for senior executives as then in effect), or (b) by Executive with Good Reason (as defined below), the Company shall provide to Executive the following payments and benefits:

          (a) As soon as practicable after the date that such termination of employment becomes effective (the “Termination Date”), the Company shall pay to Executive all accrued compensation, which consists of accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits; all accrued but unpaid reimbursable business expenses; and all accrued but unused vacation time.

          (b) The Company shall provide or distribute, as applicable, all vested benefits under the Company’s benefit plans, policies and programs in which Executive participated, in accordance with the terms of such plans, policies and programs, except to the extent that such benefits are duplicative of benefits provided for under this Agreement.

          (c) The Company shall pay to Executive a pro-rata bonus payment the amount of which will be the amount of Executive’s annual bonus earned for the prior fiscal year multiplied by a fraction, the numerator of which is the number of days during the year of Executive’s termination that transpired before the Date of Termination, and the denominator of which is three hundred sixty-five (365). The bonus payment will be paid to Executive as soon as practicable following the Date of Termination.

          (d) The Company shall continue to pay Executive’s base salary during the twelve (12) month period that commences on the Date of Termination (the “Severance Period”). Such payments shall be paid at the same time and in the same manner as base salary would have been paid if Executive had remained actively employed by the Company until the end of the Severance Period.

          (e) The Company shall continue to provide coverage for Executive and Executive’s eligible dependents, at the Company’s sole expense, under the Company’s group health plan, within the meaning of Section 607 of the Employee Retirement Income Security Act of 1974, as amended, in which Executive and Executive’s eligible dependents were participating as of the Date of Termination, for twelve (12) months after the Date of Termination; provided that Executive is not eligible to participate in a group health plan of another entity. Executive’s (and Executive’s eligible dependents’) right to receive continuation coverage under COBRA shall commence after, and not run coincident with, the continuation coverage provided under this Section 1(e), and such COBRA coverage shall be provided entirely at Executive’s expense. Executive’s (and Executive’s eligible dependents’) right to receive continuation coverage under this Agreement other than COBRA will terminate upon the earlier of the date specified herein or the date that Executive (or such eligible dependent, as applicable) first becomes eligible to participate in a group health plan of another entity.

          (f) Executive, or Executive’s estate, as applicable, shall have twelve (12) months after the Date of Termination to exercise all vested stock options outstanding as of the Date of Termination, but in no event may Executive or Executive’s estate exercise any stock option beyond its term stated in the applicable award agreement. The provisions of this Section 1(f) serve to amend any provision in an applicable award agreement or plan document to the contrary, whether now or hereafter existing.

     2. Release Contingency. The payments and benefits to be made pursuant to Section 1(c), 1(d), 1(e) and 1(f) of this Agreement are conditioned upon Executive’s prior execution and nonrevocation of a general release of claims occurring up to the release date, in the form of Exhibit A attached hereto (with such changes therein as may be necessary to make it valid and encompassing under applicable law), within twenty-one (21) days of presentation thereof by the Company to Executive.

     3. Definition Of Cause. For purposes of this Agreement, “Cause” means (i) Executive’s willful and continued failure substantially to perform the duties of his or her position (other than as a result of disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the “Code”), or as a result of termination by Executive for Good Reason) after written notice to Executive by the Board of Directors of the Company (the “Board”) specifying such failure, provided that such “Cause” shall have been found by a majority vote of the Board after at least ten (10) days’ written notice to Executive specifying the failure on the part of Executive and after an opportunity for Executive to be heard at a meeting of the Board; (ii) any willful act or omission by Executive constituting dishonesty, fraud or other malfeasance, and any act or omission by Executive constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company; or (iii) Executive’s indictment of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by Executive not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of the Company.

     4. Definition Of Good Reason. For purposes of this Agreement, “Good Reason” means (i) diminution in Executive’s title, position, duties or responsibilities, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with Executive’s position; (ii) material reduction in Executive’s compensation as in effect immediately preceding the Effective Date; (iii) relocation of Executive’s principal workplace without his or her consent to a location which is more than fifty (50) miles from Executive’s principal workplace on the Effective Date; or (iv) any failure by the Company to comply with and satisfy the requirements of Section 8 of this Agreement, provided that the successor shall have received at least ten (10) days’ prior written notice from the Company or Executive of the requirements of Section 8. For purposes of clauses (i) and (ii) of the preceding sentence, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive shall be excluded. For purposes of clause (i), no diminution of title, position, duties or responsibilities shall be deemed to occur solely because the Company becomes a subsidiary of another corporation or change in the reporting hierarchy incident thereto.

     5. “At Will” Employment. Except as may otherwise be expressly provided under any other executed agreement between Executive and the Company, nothing contained in this Agreement is intended to change the fact that the employment of Executive by the Company is “at will” and may be terminated by either Executive or the Company at any time.

     6. Arbitration. Any controversy, dispute or claim of whatever nature arising out of, or in relation to, the Company’s and Executive’s relationship as provided in this Agreement, shall be resolved first by prompt, informal, good faith negotiations by the parties. If a mutually satisfactory resolution is not reached by such good faith negotiations within forty-five (45) days, the parties agree that such controversy, dispute or claim shall be resolved exclusively through final and binding arbitration before a single neutral arbitrator selected jointly by the parties. If the parties are unable to agree on a single arbitrator, each of the Company and Executive shall select an arbitrator, and those arbitrators will jointly select a third, who will arbitrate the dispute. The arbitrator must be a former judge, and the arbitration shall be conducted in accordance with the rules of JAMS/ENDISPUTE then in effect. The arbitration shall take place in Rockville, Maryland. The Company will pay the direct costs and expenses of the arbitration. The Company and Executive will each separately pay its counsel fees and expenses; provided, however, the Company shall reimburse Executive for Executive’s reasonable costs (including without limitation, attorneys’ fees) incurred if Executive succeeds on the merits on a material issue and Executive is not found to be in material breach. The parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof. The provisions of this Section 6 shall survive the expiration or termination of this Agreement and of Executive’s employment.

     7. Tax Withholding. The Company may withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

     8. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by Executive (but any payments due under this Agreement which would be payable at a time after Executive’s death shall be paid to Executive’s designated beneficiary or, if none, Executive’s estate). The Company shall require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, the term “Company” shall mean both the Company as defined above and any such successor.

     9. Entire Agreement; Non-Duplication Of Benefits. This Agreement shall constitute the entire understanding of the parties with respect to the subject matter herein and shall supersede any and all existing oral or written agreements, representations, or warranties between Executive and the Company or any of its subsidiaries or affiliated entities relating to the terms of Executive’s employment by the Company, but shall not supersede that certain Employee Confidential Information, Invention and Non-Competition Agreement between the Company and Executive dated ___, ___, nor the provisions of the Company’s Key Executive Severance Plan (the “Severance Plan”) in which Executive is a participant. In the event that Executive is entitled to benefits under the Severance Plan and this Agreement, Executive shall be entitled to the better benefits of the two, determined in the aggregate and in Executive’s discretion, and in no event will Executive be entitled to benefits under both this Agreement and the Severance Plan.

     10. Amendment. This Agreement shall not be amended except by a written agreement signed by both parties.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed in that State, without regard to its conflict of laws provisions.

     12. Notices. Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given upon receipt when delivered by hand or by overnight courier, or three (3) days after deposit in the U.S. mail by registered or certified mail, return receipt requested, with proper postage affixed, to the parties at their following respective addresses or at such other address as each may specify by notice to the other in accordance with this Section. Notices to the Company shall be addressed to the Secretary of Human Genome Sciences, Inc. at 14200 Shady Grove Road, Rockville, Maryland 20850. Notices to the Executive shall be addressed to Executive’s address as reflected on Company’s personnel records.

     13. No Duty To Mitigate. The Company agrees that, if Executive’s employment with the Company terminates, Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to or in respect of Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement benefits.

     14. Non Exclusivity Of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify, nor shall anything herein limit or otherwise negatively affect such rights as Executive may have under any stock option or other agreement with the Company or any of its affiliated companies. Except as otherwise provided herein, amounts and benefits which are vested benefits or which Executive is otherwise entitled to receive under any plan, program, agreement or arrangement of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

     15. Counterparts. This Agreement may be executed in any number of counterparts, by original signature or facsimile, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

* * * * *

     IN WITNESS WHEREOF, this Agreement is EXECUTED and EFFECTIVE as of the day set forth above.

	[NAME OF EXECUTIVE]	WITNESS:
(“Executive”)

	HUMAN GENOME SCIENCES, INC.	ATTEST:
(“Company”)
By:

Title:

EXHIBIT A to EXECUTIVE AGREEMENT

GENERAL RELEASE

     For and in consideration of the promises made in the Executive Agreement (defined below), the adequacy of which is hereby acknowledged, the undersigned (“Executive”), for himself, his heirs, administrators, legal representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge Human Genome Sciences, Inc. (“Company”), Company’s subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, successors, and assigns (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Executive’s employment with Company or any of its affiliates, status as an officer, and the termination of Executive’s employment or removal as an officer. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract (including but not limited to any claims under the Executive Agreement between Company and Executive, dated as of                     , 2004, as amended from time to time (the “Executive Agreement”) and any claims under any stock option and equity-based award agreements between Executive and Company) and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (ADEA), the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Maryland Human Rights Act, or the discrimination or employment laws of any state or municipality, and/or any claims under any express or implied contract which Releasers may claim existed with Releasees. This also includes a release by Executive of any claims for breach of contract, wrongful discharge and all claims for alleged physical or personal injury, emotional distress relating to or arising out of Executive’s employment with Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. This release and waiver does not apply to any claims or rights that may arise after the date Executive signs this General Release. The foregoing release does not apply to (a) any claims for severance pay or benefits under the Executive Agreement, (b) any claims or rights under directors and officers liability insurance, (c) Executive’s rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan maintained by Company; or (d) Executive’s rights as a stockholder.

     Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies.

     Executive agrees never to sue Releasees, in any forum for any claim covered by the above waiver and release language. Executive represents and warrants that Executive has not filed and will not file any complaint, charge, or lawsuit against the Releasees with any government agency or any court. If Executive violates this General Release by suing Releasees other than as set forth in the first paragraph hereof, Executive shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit, as permitted by law.

     Executive acknowledges and recites that:

          (a)     Executive has executed this General Release knowingly and voluntarily;

          (b)     Executive has read and understands this General Release in its entirety;

          (c)     Executive has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;

          (d)     Executive’s execution of this General Release has not been forced by any employee or agent of the Company, and Executive has had an opportunity to negotiate about the terms of this General Release after consultation with an attorney of his choosing; and

          (e)     Executive has been offered twenty-one (21) calendar days after receipt of this General Release to consider its terms before executing it.

     This General Release shall be governed by the laws of the State of Maryland, except for the application of pre-emptive Federal law.

     Executive shall have seven (7) days from the date hereof to revoke this General Release by providing written notice of the revocation to the Company, as provided in Section 12 of the Executive Agreement, in which event this General Release shall be unenforceable and null and void.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE

Date:

[Name of Executive]

HUMAN GENOME SCIENCES, INC.

Date:	By:

Name:

Its: